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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITOR'S CONSENT


    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-26389 of Affinity Group Holdings, Inc. on Form S-4 of our report (relating to the financial statements of Camping World, Inc.) dated November 22, 1996 (April 2, 1997 with respect to Note 14), appearing in the Prospectus, which is a part of this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Nashville, Tennessee
July 16, 1997